Exhibit 4.3
                                   -----------



                               [LETTERHEAD OF BNS]


                                                              April 29, 2003
Hemosol, Inc.
2585 Meadowpine Blvd.
Mississauga, Ontario
L5N 8H9

Attention:  Mr. L. Hartwell, Chief Financial Officer

Dear Sirs:

           The Bank of Nova Scotia (the "Bank") hereby refers to the letter from the Bank to Hemosol Inc. (the "Borrower") dated October 25, 2002, and accepted by the Borrower on October 25, 2002 (the "Commitment Letter").

           Subject to your acceptance hereunder, the Commitment Letter is hereby amended as follows:

CREDIT NUMBER 01
----------------

Delete:
-------

DRAWDOWN

           $10,000,000 of the Credit is to be drawn down by February 28, 2003 and the Credit is to be fully drawn down by April 30, 2003. The Bank's obligation to advance the Credit shall be terminated to the extent it is not drawn on April 30, 2003.

           Advances are to be made in minimum multiples of $5,000,000

Add:
----

           $10,000,000 of the Credit is to be drawn down by February 28, 2003 and the Credit is to be fully drawn down by August 31, 2003. The Bank's obligation to advance the Credit shall be terminated to the extent it is not drawn on August 31, 2003.

           Advances are to be made in minimum multiples of $2,000,000

FEE

           An Extension Fee of $15,000 is payable upon acceptance of this Letter.

CREDIT NUMBER 02
----------------

           The Credit is cancelled.

           In all other respects, the Commitment Letter remains unchanged.

           If the foregoing is acceptable to you, please sign the enclosed copy of this letter in the space indicated below and return the letter to us by close of business on April 30, 2003.

                                                 Yours very truly,


/s/ J. Zelikovitz                              /s/ A.M. Eastman
------------------------------                 --------------------------------
J. Zelikovitz                                  A.M. Eastman
Senior Relationship Manager                    Vice President
                                               Commercial Banking


           The arrangements set out above are hereby acknowledged and accepted by:

                                               GUARANTOR

HEMOSOL, INC.                                  MDS INC.
Name:                                          Name:

By: /s/ Lee Hartwell                           By: /s/ Peter Winkley
    --------------------------                     ----------------------------
Title:VP/CFO                                       Title Peter Winkley
                                                         Vice President, Finance


By: /s/ Dirk Alkema                            By:
    --------------------------                     ----------------------------
Title:V.P. Operations                              Title

Date: April 30, 2003                               Date: 30/4/03